EXHIBIT 99.1

JOINT FILER INFORMATION

Title of Securities: Common Stock

Issuer & Ticker Symbol: Shoretel, Inc. (SHOR)

Designated Filer: Lehman Brothers Holdings Inc., a Delaware corporation

Other Joint Filers (all filers share the Reporting Person’s address unless otherwise indicated):

Lehman Brothers Inc., a Delaware corporation, a direct wholly-owned subsidiary of the Reporting Person and direct 100% parent of LB I Group Inc. (LB I Group).

LB I Group, a Delaware corporation, a direct wholly-owned subsidiary of Lehman Brothers Inc.

399 Park Avenue

New York, NY 10022

Lehman Brothers Offshore Partnership Account 2000/2001, L.P., a Bermuda limited partnership, a direct wholly-owned subsidiary of Lehman Brothers Offshore Partnership GP 2000/2001 L.P.

399 Park Avenue

New York, NY 10022

Lehman Brothers P.A. LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of Property Asset Management Inc.

101 Hudson Street

Jersey City, NJ 07302

Lehman Brothers VC Partners 2002 L.P., a Delaware limited partnership, a direct wholly-owned subsidiary of Lehman Brothers Venture GP Partnership II L.P.

399 Park Avenue

New York, NY 10022

Lehman Brothers Partnership Account 2000/2001 L.P., a Delaware limited partnership, a direct wholly-owned subsidiary of LB I Group.

399 Park Avenue

New York, NY 10022

Lehman Brothers Venture Capital Partners II, L.P., a Delaware limited partnership, a direct wholly-owned subsidiary of Lehman Brothers Venture Associates II L.L.C.

399 Park Avenue

New York, NY 10022

Date of event requiring statement: August 23, 2007

Signature on behalf of other joint filers:

/s/ Barrett S. DiPaolo, Authorized Signatory